UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2021 (December 30, 2020)

ENIGMA MPC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56202	61-1781492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

186 Museum Way, San Francisco	94114
(Address of Principal Executive Offices)	(Zip Code)

585-233-1118

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 30, 2020, Enigma MPC, Inc., or the Registrant, participated in the “Community Swap” of ENG Tokens. As disclosed in the Registrant’s Registration Statement on Form 10-12G, as amended, holders of SCRT Tokens, the underlying cryptographic token of the Secret Network, the blockchain platform that we helped launch in February 2020, and which we currently support, built a mechanism, without our involvement, that allows ENG Token holders to swap their ENG tokens with SCRT coins, or the Community Swap. Pursuant to the Community Swap, a holder of the Registrant’s ENG Tokens may, at their election, dispose of any amount of ENG Tokens held by such person by means of “burning” such tokens and in return, such person receives SCRT Tokens enabling such person to participate in the Secret Network, a decentralized, stand-alone, “proof-of-stake” blockchain. The burning of ENG Tokens causes them to cease to exist; these tokens do not return to the Registrant’s ‘treasury.’”

The Registrant burned 45 million of its ENG Tokens and in return received 45 million SCRT Tokens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA MPC, INC.

By:	/s/ Guy Zyskind
Name:	Guy Zyskind
Title:	Chief Executive Officer, Chief Technology Officer, President and Director

Date: January 5, 2021

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